EXHIBIT 77C to Neuberger Berman Institutional
Liquidity Funds Form NSAR 09/30/09

File Number: 811 21715
CIK Number: 0001317474

Report of Votes of Shareholders

A special meeting of shareholders of Neuberger Berman
Treasury Fund (the Fund), a series of
Neuberger Berman Institutional Liquidity Funds
(the Trust), was held on April 6, 2009. Upon completion of the acquisition of Neuberger Berman
Management LLC (Management) and
Lehman Brothers Asset Management LLC (LBAM) by
NBSH Acquisition, LLC, an entity
organized by key members of Neuberger Bermans senior management (the Acquisition), the
Trusts management and subadvisory agreements, on behalf of the Fund, with Management and LBAM, respectively, automatically terminated. To provide for continuity of management, the shareholders of the Fund voted on the following matters, which became effective upon completion of the Acquisition on May 4, 2009.

PROPOSAL 1 TO APPROVE A NEW MANAGEMENT AGREEMENT BETWEEN THE
TRUST AND A NEWLYFORMED SUCCESSOR ENTITY TO MANAGEMENT (NEW
MANAGEMENT)

Neuberger Berman 				Votes			Broker
Institutional Liquidity Funds	Votes For	Against	Abstentions	NonVotes

Treasury Fund			917,668,431	3,936	4,769,039	314,354,233

PROPOSAL 2 TO APPROVE A NEW SUBADVISORY AGREEMENT WITH RESPECT
TO THE TRUST AND THE FUND, BETWEEN NEW MANAGEMENT AND LBAM

Neuberger Berman 				Votes			Broker
Institutional Liquidity Funds	Votes For	Against	Abstentions	NonVotes

Treasury Fund			917,439,764	3,936	4,997,706	314,354,233

PROPOSAL 3 TO APPROVE THE ELECTION OF THE FOLLOWING TRUSTEES TO
THE BOARD OF TRUSTEES OF THE TRUST:*

Neuberger Berman
Institutional 									Broker
Liquidity Funds			Votes For	Votes Withheld	Abstentions	NonVotes

Joseph V. Amato			1,082,576,672	154,218,958

John Cannon			1,082,576,672	154,218,958

Faith Colish			1,082,576,672	154,218,958

Robert Conti			1,082,576,672	154,218,958

Martha C. Goss			1,082,576,672	154,218,958

C. Anne Harvey			1,082,576,672	154,218,958

Robert A. Kavesh			1,082,576,672	154,218,958

Michael M. Knetter		1,082,576,672	154,218,958

Howard A. Mileaf			1,082,576,672	154,218,958

George W. Morriss			1,082,576,672	154,218,958

Edward I. OBrien			1,082,576,672	154,218,958

Jack L. Rivkin			1,082,576,672	154,218,958

Cornelius T. Ryan			1,082,576,672	154,218,958

Tom D. Seip			1,082,576,672	154,218,958

Candace L. Straight		1,082,576,672	154,218,958

Peter P. Trapp			1,082,576,672	154,218,958

	* Denotes trustwide proposal and voting results.